Exhibit 99.1

Consolidation Services Inc. Announces Definitive Agreement to Acquire 6 California Oil & Gas Fields and Operations for $35 Million

LAS VEGAS, Oct. 18 /PRNewswire-FirstCall/ -- Consolidation Services, Inc. (“CNSV” or the “Company”) (OTCBB: CNSV), an exploration and production company engaged in the acquisition, operation and development of domestic oil and natural gas, announced today that it has, through its wholly owned subsidiary CSI Energy, Inc., entered into a definitive Purchase and Sale Agreement (“PSA”) to acquire certain assets from Grayson Services, Inc. and RMR Energy Resources. The assets consist of oil & gas leases, equipment and operations located in Kern and Santa Barbara Counties and represent ongoing current production equal to 265 barrels of oil per day and 485 mcf per day of natural gas. The six leases currently have 54 producing wells on over 2,250 acres. The producing zones include the Antelope Shale, Montery Chert, and Sisquoc Sand.

The Company previously announced, on June 1, 2010, that it had entered into a non-binding Letter of Intent to acquire these assets. The PSA memorializes the terms of that acquisition. The all-cash purchase price of the oil and gas fields, leases and operations is $35 million but could be adjusted in accordance with the terms of the PSA. If completed, the acquisition will represent a significant and material increase in current production, proven reserves and revenue for CNSV.

Company President, Gary Kucher stated that: “Historical well data and third party reports indicate that these oilfields have been significantly underdeveloped. We have designed exploitation plans for each property utilizing the latest petroleum engineering techniques. Through a strategy of in-fill drilling and the conservative deployment of commercially-proven oil field stimulation techniques, these new plans should enhance the recovery of proved reserves and prime the exploitation of the substantial unproved reserves of the acquisition.”

Consummation of the transaction is slated for December 2010, however it is subject to the satisfactory completion of due diligence, financing and other customary closing conditions.

About CNSV:
Founded in 2007 and based in Las Vegas, Nevada, Consolidation Services, Inc. is engaged in the acquisition, operation and development of domestic oil and natural gas production. The Company currently owns oil and gas wells along with oil and gas mineral rights on approximately 13,500 acres in eastern Kentucky and Tennessee. Consolidation Services, Inc. is attempting to build shareholder value through further acquisition and development of domestic energy resources.

For more information, please visit: consolidation-services.net or csi-energy.net

Forward Looking Statement:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and under the 'safe harbor' provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements.  Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "potential", "estimate" and similar expressions are intended to identify forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements.

Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity.  Such risks, uncertainties and other factors which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.